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Exhibit 10.79

FORM OF INTERCREDITOR AGREEMENT

(FF&E)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Bank Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

and

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION,
as FF&E Agent,

[                        ], 2002

i

8.13	Refinancing; Amendment for New Credit Parties	20
8.14	Trust Indenture Act	20
8.15	Reinstatement	20
8.16	Interaction with Project Lenders Intercreditor Agreement	20
8.17	Attorneys' Fees	21

ii

FORM OF INTERCREDITOR AGREEMENT
(FF&E)

        THIS INTERCREDITOR AGREEMENT (this "Agreement") is made as of [                        ], 2002 (the "Effective Date"), by and among DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (in such capacity, the "Bank Agent"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Trustee under the Second Mortgage Notes Indenture (in such capacity, the "Indenture Trustee") and WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as the Collateral Agent acting on behalf of itself and the FF&E Lenders pursuant to the FF&E Facility Agreement (in such capacity, the "FF&E Agent").

RECITALS:

        A.    The Project.    Wynn Las Vegas, LLC, a Nevada limited liability company (the "Company"), proposes to develop, construct and operate the Le Reve Hotel Casino, a large-scale, hotel, casino, golf course and entertainment complex with related ancillary facilities, all as part of the redevelopment on the site of the former Desert Inn Resort & Casino.

        B.    The Bank Credit Facility.    Concurrently herewith, the Company, the Bank Agent, the Bank Lenders and the other parties named therein have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide the Bank Credit Facility to the Company.

        C.    The Second Mortgage Notes Indenture.    Concurrently herewith, the Company, Wynn Las Vegas Capital Corp., certain guarantors named therein and the Indenture Trustee have entered into the Second Mortgage Notes Indenture pursuant to which the Company and Wynn Las Vegas Capital Corp. will issue the Second Mortgage Notes.

        D.    FF&E Facility.    Concurrently herewith, the Company, the FF&E Agent and the FF&E Lenders have entered into the FF&E Facility Agreement pursuant to which the FF&E Lenders have agreed, subject to the terms thereof, to provide the FF&E Facility to the Company. The proceeds of the FF&E Facility will be used to acquire the FF&E Component Collateral and the Aircraft Collateral.

        E.    Financing for the Project.    The Company is financing the development of the Project, in part, with the proceeds of the Bank Credit Facility, the FF&E Facility and the Second Mortgage Notes. In addition to certain other collateral and security interests:

          (1)  the Bank Credit Facility is secured (i) by a first priority lien on the Bank Proceeds Account Collateral and the Hotel/Casino Collateral, and (ii) by a second priority lien on the FF&E Component Collateral, in each case, as more particularly described in Section 2 hereof;

          (2)  the Second Mortgage Notes are secured (i) by a first priority lien on the Second Mortgage Notes Proceeds Account Collateral, (ii) by a second priority lien on Hotel/Casino Collateral and (iii) by a third priority lien on the FF&E Component Collateral, in each case, as more particularly described in Section 2 hereof; and

          (3)  the FF&E Facility is secured by a first priority lien on (i) the FF&E Proceeds Account Collateral, (ii) the Aircraft Collateral and (iii) the FF&E Component Collateral, in each case, as more particularly described in Section 2 hereof.

        F.    Disbursement Agreement.    The Company, the Bank Agent, the Indenture Trustee, the FF&E Agent and the Disbursement Agent, have entered into that certain Master Disbursement Agreement as of an even date herewith (the "Disbursement Agreement"), in order to set forth, among other things, (a) the mechanics for and allocation of the Company's request for advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial advance and conditions precedent to subsequent advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and (d) common Events of Default and remedies during construction of the Project.

        G.    Intercreditor Agreement (Project Lenders).    The Project Credit Parties have entered into the Project Lenders Intercreditor Agreement in order to set forth certain provisions relating to their respective rights in the Collateral (including the FF&E Component Collateral) securing the obligations of the Company Group to the Project Credit Parties, the exercise of remedies upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters.

        H.    Intercreditor Agreement (FF&E).    The Bank Agent, the Indenture Trustee and the FF&E Agent desire to enter into this Agreement in order to set forth certain provisions relating to their respective rights in the FF&E Collateral, the exercise of remedies with respect thereto upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters.

AGREEMENT:

        NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties agree as follows:

1.    Definitions and General Provisions.

          1.1    Definitions.    Except as otherwise expressed and provided herein, all capitalized terms used in this Agreement and its Exhibits and not otherwise defined herein shall have the meanings given to such terms in the Disbursement Agreement. Except as set forth herein, the rules of interpretation set forth in Exhibit A to the Disbursement Agreement shall apply.

            1.1.1    Other Terms.    The following terms shall have the meanings set forth below:

        "Agreement" has the meaning given in the preamble to this Agreement.

        "Aircraft Collateral" has the meaning given in the FF&E Facility Agreement.

        "Aircraft Secured Obligations" means, from time to time, all of the FF&E Secured Obligations other than the FF&E Component Secured Obligations.

        "Bank Agent" means Deutsche Bank Trust Company Americas or its successor or assignee in its capacity as Administrative Agent under the Bank Credit Agreement.

        "Bank Credit Facility" means, collectively, the delay draw term loan credit facility and the revolving credit facility (including the letter of credit facility thereunder) described and made available to Wynn Las Vegas by the Bank Lenders pursuant to the Bank Credit Agreement.

        "Bank Financing Agreements" means the Bank Credit Agreement, the Bank Fee Letter, the Project Lenders Intercreditor Agreement, this Agreement, the Bank Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the Bank Agent or the Bank Lenders in connection with the financing of the Project.

        "Bank Proceeds Account Collateral" means the Bank Proceeds Account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the Bank Company Collateral Account Agreement, and any proceeds of the foregoing exceptto the extent such proceeds are deposited into another account pursuant to the terms of the Disbursement Agreement or the Bank Company Collateral Account Agreement.

        "Bank Secured Obligations" means all Obligations of the Company Group to the Bank Agent and the Bank Lenders under the Bank Credit Facility, the Bank Security Documents and the other Bank Financing Agreements, including, without limitation, Obligations in respect of Interest Rate Agreements (as defined in the Bank Credit Agreement), but only to the extent that the Bank Credit Agreement permits such Interest Rate Agreement Obligations to be secured by the Bank Security Documents.

        "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors now or hereafter in effect.

        "Collateral" means the following unique and separate categories of property encumbered to secure the Obligations of the Company Group to any of the applicable Secured Parties: (a) the Hotel/Casino Collateral, (b) the FF&E Collateral and (c) the Separate Proceeds Accounts Collateral.

        "Company Group" means, collectively, the Company and any Affiliate of the Company that from time to time has incurred any Obligations or pledged any Collateral under any Financing Agreement.

        "Credit Party" or "Credit Parties" means, as the context requires, any or all of the Bank Agent, the Indenture Trustee and the FF&E Agent.

        "Default Payoff Option" means the option granted to the Eligible Payor on behalf of the Project Secured Parties pursuant to Section 6 hereof to pay off the FF&E Component Secured Obligations.

        "Disbursement Agent" means Deutsche Bank Trust Company Americas or its successor or assignee in its capacity as Disbursement Agent under the Disbursement Agreement.

        "Disbursement Agreement Default" means the occurrence and continuance of an Event of Default under, and as defined in, the Disbursement Agreement.

        "Discharge" means (a) in respect of the Bank Credit Facility, the termination of all commitments to extend credit under the Bank Credit Facility, indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Bank Secured Obligations, termination, cancellation or expiration of all letters of credit issued under the Bank Credit Facility and indefeasible payment in full in cash of all other Bank Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash, (b) in respect of the Second Mortgage Notes, indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Second Mortgage Notes Secured Obligations and indefeasible payment in full in cash of all other Second Mortgage Notes Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash and (c) in respect of the FF&E Facility, the termination of all commitments to extend credit under the FF&E Facility Agreement, and either (i) the indefeasible payment in full in cash of the principal of and interest and premium (if any) on all FF&E Component Secured Obligations and indefeasible payment in full in cash of all other FF&E Component Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash, in each case in accordance with the terms of this Agreement, or (ii) the indefeasible payment in full in cash of the principal of and interest and premium (if any) on all FF&E Secured Obligations and indefeasible payment in full in cash of all other FF&E Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash, in each case in accordance with the terms of the FF&E Facility Agreement.

        "Effective Date" has the meaning given in the preamble to this Agreement.

        "Eligible Payor" means (a) from the date of the initial Advance under the Bank Credit Facility until the Discharge of the Bank Secured Obligations, (i) the Bank Agent (acting on behalf of and, to the extent applicable, at the instruction of, the Bank Lenders in accordance with the Bank Financing Agreements) and (ii) from and after the expiration of 180 days following the occurrence of the Event of Default giving rise to the Default Payoff Option, any Person or Persons at any time or from time to time designated by holders of at least 25% in outstanding principal amount of the Second Mortgage Notes, voting as a single class, as entitled to exercise the Default Payoff Option and (b) at any other time, any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the Second Mortgage Notes, voting as a single class, as entitled to exercise the Default Payoff Option and, in each case, any nominee or designee of the foregoing.

        "Event of Default" means, as the context requires, (i) a Disbursement Agreement Default, or (ii) the occurrence and continuance of an "Event of Default" by or with respect to the Company under the applicable Financing Agreement that has not been waived by the applicable Credit Party (it being understood that the provisions of Section 1.2 of this Agreement shall not apply to any such waiver).

        "Exercise Remedies" or "Exercise of Remedies" shall mean, with respect to each Lender, the taking of any action to enforce its rights or remedies against the Company Group following the occurrence of a Potential Default or Event of Default under its respective Financing Agreements, including, without limitation, the termination of a commitment to lend, the acceleration of all or a portion of the Obligations under such Financing Agreements, the filing or initiation of an Insolvency or Liquidation Proceeding against the Company or any other Person within the Company Group, the commencement of any foreclosure proceedings against any Collateral, the repossession of any Collateral, or the appointment or institution of a receiver, custodian or similar official to take custody of any assets of the Company or other members of the Company Group; provided, however, that the term "Exercise Remedies" shall specifically exclude (i) the issuance of any notice of default, (ii) any actions by a Credit Party to suspend (a) any disbursements from any accounts of the Company Group in which such Credit Party has a security interest or (b) Advances under the particular Facility and (iii) the recording of a Notice of Default in the County Recorder's Office of Clark County, Nevada.

        "Facility" or "Facilities" means, as the context requires, any or all of the Bank Credit Facility, the Second Mortgage Notes Proceeds and the FF&E Facility.

        "Facility Agreement" or "Facility Agreements" means, as the context requires, any or all of the Bank Credit Agreement, the Second Mortgage Notes Indenture and the FF&E Facility Agreement.

        "FF&E Agent" means Wells Fargo Bank Nevada, National Association or its successor or assignee in its capacity as Collateral Agent under the FF&E Facility Agreement.

        "FF&E Collateral" means the following unique and separate categories of property encumbered to secure all or a portion of the Obligations of the Company Group to the applicable Secured Parties (in each case as set forth in Section 2): (a) the Aircraft Collateral, (b) the FF&E Component Collateral and (c) the FF&E Proceeds Account Collateral; provided, however, that upon the release by the FF&E Agent of its security interest in any portion of the FF&E Collateral, the FF&E Collateral shall exclude such released FF&E Collateral.

        "FF&E Component Collateral" means from time to time, items consisting of the FF&E Component under the Disbursement Agreement (as more specifically set forth from time to time in Exhibit T-3 to the Disbursement Agreement) other than (a) the FF&E Proceeds Accounts Collateral and (b) the Aircraft Collateral.

        "FF&E Component Secured Obligations" means, at any time and from time to time, the Allocated Equipment Value (as defined in the FF&E Facility Agreement), plus all accrued but unpaid interest thereon in accordance with the FF&E Facility Agreement, plus the Applicable Administrative Charge (as defined in the FF&E Facility Agreement), if any, allocable to such Allocated Equipment Value, plus any other accrued but unpaid fees or other amounts owed under the FF&E Financing Agreements and allocable to the Allocable Equipment Value.

        "FF&E Financing Agreements" means the FF&E Facility Agreement, this Agreement, the FF&E Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the FF&E Agent or the FF&E Lenders in connection with the financing of the Project.

        "FF&E Proceeds Account Collateral" means the FF&E Proceeds Account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the applicable FF&E Collateral Account Agreement, and any proceeds of the foregoing except to the extent such proceeds are deposited into another account pursuant to the terms of the Disbursement Agreement or the FF&E Collateral Account Agreement.

        "FF&E Secured Obligations" means all Obligations of the Company Group to the FF&E Agent and the FF&E Lenders under the FF&E Facility Agreement, the FF&E Security Documents and the other FF&E Financing Agreements.

        "Hotel/Casino Collateral" means all real and personal property encumbered to secure the Bank Secured Obligations under the Bank Security Documents or the Second Mortgage Notes Secured Obligations under the Second Mortgage Notes Security Documents other than (a) the Separate Proceeds Accounts Collateral and (b) the FF&E Collateral, provided, however, that upon the release by the Bank Agent and the Indenture Trustee of their respective security interests in any portion of the Hotel/Casino Collateral, the Hotel/Casino Collateral shall exclude such released Hotel/Casino Collateral.

        "Indenture Trustee" means Wells Fargo Bank, National Association or its successor or assignee in its capacity as Trustee under the Second Mortgage Notes Indenture.

        "Insolvency or Liquidation Proceeding" means (a) any case commenced by or against the Company Group or any Person within the Company Group under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company Group or any Person within the Company Group, any receivership or assignment for the benefit of creditors relating to the Company Group or any Person within the Company Group or any similar case or proceeding relative to the Company Group or any Person within the Company Group or their creditors, as such, in each case whether or not voluntary; (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company Group or any Person within the Company Group, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company Group or any Person within the Company Group are determined and any payment or distribution is or may be made on account of such claims.

        "Notice of Default" means a notice of default which must be recorded in the official real property records of Clark County, Nevada, in order to commence non-judicial foreclosure of a deed of trust in accordance with applicable Nevada law.

        "Project Credit Party" or "Project Credit Parties" means, as the context requires, any or both of the Bank Agent and the Indenture Trustee.

        "Project Credit Party Agent" means (a) from the date of the initial Advance under the Bank Credit Agreement until the Discharge of the Bank Secured Obligations, the Bank Agent (acting on behalf of, and to the extent applicable, at the instruction of, the Bank Lenders in accordance with the Bank Financing Agreements), and (b) at any other time, the Indenture Trustee (acting on behalf of, and to the extent applicable, at the instruction of, the Second Mortgage Note Holders in accordance with the Second Mortgage Notes Indenture).

        "Second Mortgage Notes Financing Agreements" means the Second Mortgage Notes Indenture, the Second Mortgage Notes, the Disbursement Agreement, the Project Lenders Intercreditor

Agreement, this Agreement, the Second Mortgage Notes Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the Indenture Trustee or the Second Mortgage Note Holders in connection with the financing of the Project.

        "Second Mortgage Notes Proceeds Account Collateral" means the Second Mortgage Notes Proceeds Account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the applicable Second Mortgage Notes Company Collateral Account Agreement, and any proceeds of the foregoing except to the extent such proceeds are deposited into another account pursuant to the terms of the Disbursement Agreement or the Second Mortgage Notes Company Collateral Account Agreement.

        "Second Mortgage Notes Secured Obligations" means all Obligations of the Company Group under the Second Mortgage Notes Indenture, the Second Mortgage Notes, the Second Mortgage Notes Security Documents and the other Second Mortgage Notes Financing Agreements.

        "Secured Obligations" means, as the context requires, any or all of the Bank Secured Obligations, the Second Mortgage Notes Secured Obligations and the FF&E Secured Obligations.

        "Secured Party" or "Secured Parties" means, as the context requires, any or all of the Project Secured Parties, the FF&E Agent and the FF&E Lenders.

        "Securities Intermediary" means any entity acting in its capacity as Securities Intermediary under any Collateral Account Agreement.

        "Separate Proceeds Accounts Collateral" means, as the context requires, any or all of the Second Mortgage Notes Proceeds Account Collateral, the Bank Proceeds Account Collateral and the FF&E Proceeds Account Collateral.

        "Standstill Period" has the meaning given in Section 3.5.1 of this Agreement.

          1.2    Interpretation.    To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; provided, however, that to the extent that the Disbursement Agreement or any other agreement to which all of the Credit Parties are parties is amended in accordance with the terms thereof and hereof, then any references herein to such terms and provisions of such document shall be to such terms or provisions as so amended.

2.    FF&E Collateral, Priority of Liens, Subordination and Release.

          2.1    Liens and Security Interests on the FF&E Collateral.    Each Credit Party agrees that the Secured Parties shall have the benefit of the following liens on and security interests and relative priorities in the FF&E Collateral:

            2.1.1    FF&E Collateral for the FF&E Secured Obligations.    Subject to the terms of this Agreement, the FF&E Secured Obligations shall be secured by a first priority lien on and security interest in the (a) FF&E Proceeds Account Collateral, (b) the Aircraft Collateral and (c) the FF&E Component Collateral.

            2.1.2    FF&E Collateral for the Bank Secured Obligations.    Subject to the terms of this Agreement (and, as between the Bank Agent and the Trustee, the Project Lenders Intercreditor Agreement), the Bank Secured Obligations shall be secured by a second priority lien on and security interest in the FF&E Component Collateral.

            2.1.3    FF&E Collateral for Second Mortgage Notes Secured Obligations.    Subject to the terms of this Agreement (and, as between the Bank Agent and the Trustee, the Project

    Lenders Intercreditor Agreement), the Second Mortgage Notes Secured Obligations shall be secured by a third priority lien on and security interest in the FF&E Component Collateral.

          2.2    FF&E Proceeds Accounts Collateral and Aircraft Collateral Does Not Secure Bank Facility or Second Mortgage Note Holders.    The Bank Agent on behalf of the Bank Lenders and the Trustee on behalf of the Second Mortgage Note Holders acknowledge and agree that FF&E Proceeds Account Collateral and the Aircraft Collateral secure only the FF&E Secured Obligations, and no Project Secured Party in its capacity as such (it being understood that any such party may also be an FF&E Lender and shall, in its capacity as an FF&E Lender, enjoy all of the rights and protections provided to the FF&E Lenders hereunder and under the other Financing Agreements) shall have, or claim to have, now or at any time hereafter any liens thereon or any security interest therein (other than a judgment lien obtained as an unsecured creditor). Except as provided in Section 3.5, nothing in this Agreement shall affect, limit or otherwise restrict the right and ability of the FF&E Agent and the FF&E Lenders to exercise any remedy or enforce other rights (including foreclosure) upon the FF&E Proceeds Account Collateral and the Aircraft Collateral.

          2.3    Hotel/Casino Collateral Does Not Secure FF&E Facility.    The FF&E Agent, on behalf of the FF&E Lenders, acknowledges and agrees that the Project Credit Parties have liens on, and security interests in the Hotel/Casino Collateral and that neither the FF&E Agent nor any FF&E Lender in its capacity as such (it being understood that any such party may also be a Project Secured Party, and shall, in its capacity as a Project Secured Party, enjoy all of the rights and protections provided to the Project Secured Parties hereunder and under the other Financing Agreements) shall have or claim to have, now or at any time hereafter, a lien on, or other security interest in or with respect to, any Collateral (other than the FF&E Collateral) referred to in this Agreement or described in the Bank Security Documents or the Second Mortgage Notes Security Documents (other than a judgment lien obtained as an unsecured creditor). Notwithstanding any other provision in any Financing Agreement to the contrary, other than insurance proceeds and proceeds from the sale or other disposition of the FF&E Collateral received in accordance with the terms of this Agreement and the FF&E Security Documents, in no event whatsoever shall the liens and other security interests to be created and perfected by the FF&E Security Documents evidencing and securing the FF&E Secured Obligations attach to any revenues, income, rents or other profits generated by the Project (including, without limitation, any revenues, income, rents or other profits associated with the FF&E Collateral) (other than a judgment lien obtained as an unsecured creditor). Nothing in this Agreement shall affect, limit or otherwise restrict the right and ability of the Bank Agent and the Bank Lenders and (subject to the Project Lenders Intercreditor Agreement) the Indenture Trustee and the Second Mortgage Note Holders to exercise any remedy or enforce other rights (including foreclosure) upon any collateral other than the FF&E Collateral.

          2.4    Confirmation of Liens.

            2.4.1    Each Credit Party hereto hereby confirms and agrees that the liens and security interests held by or for the benefit of each Secured Party in the Collateral, as provided for in the preceding provisions of this Section 2 shall secure all Obligations of the Company Group and any Person within the Company Group now or hereafter owing to such Secured Party under the applicable Facility throughout the term of this Agreement, in each case with the priority specified in this Section 2, notwithstanding (a) the availability of any other collateral to any Secured Party, (b) the actual date and time of execution, delivery, recording, filing and perfection of any of the Security Documents, or (c) the fact that any lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under any Bankruptcy Law. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the liens and security interests intended to be created by the Security Documents and all provisions regarding the allocation and priority of payments with respect to any Facility shall survive any Insolvency or Liquidation Proceeding and be fully enforceable by and against each Credit Party hereto during any such proceeding.

            2.4.2    In the event of an Insolvency or Liquidation Proceeding, each Credit Party further confirms and agrees that (i) the Obligations due and outstanding under and with respect to each Facility shall include all principal, additional advances permitted hereunder, Protective Advances made by such Credit Party, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of any Collateral shall be paid to the applicable Secured Party in the order and priority provided for in this Section 2 with respect to such Collateral notwithstanding the disallowance of any such claim or the invalidity or subordination of any lien on or security interest in such Collateral under applicable law and (ii) it will not request judicial relief or take any other action that would limit, invalidate, avoid or set aside the lien of any other Credit Party on the Collateral or any portion thereof or that would change the lien priorities described in Section 2.1.

          2.5    Release of Liens.

            2.5.1    The FF&E Agent agrees to release its respective liens on and security interests in the FF&E Component Collateral on the date on which the Discharge in respect of the FF&E Facility occurs in accordance with the terms of the FF&E Facility Agreement and this Agreement (including any Discharge of the FF&E Facility in connection with the exercise by the Eligible Payor of the Default Payoff Option in accordance with Section 6 hereof).

            2.5.2    The Bank Agent and the Indenture Trustee agree to release their respective liens on and security interests in the FF&E Component Collateral in connection with (a) any foreclosure or similar sale of such FF&E Component Collateral in connection with the Exercise of Remedies by the FF&E Agent and the FF&E Lenders or (b) any other sale of the FF&E Component Collateral that is permitted by the Bank Financing Agreements and the Second Mortgage Notes Financing Agreements.

            2.5.3    The FF&E Agent, the Bank Agent and the Indenture Trustee agree to release their respective liens on and security interests in the FF&E Component Collateral in connection with any replacement of such FF&E Component Collateral permitted under the FF&E Facility Agreement, the Bank Credit Agreement and the Second Mortgage Notes Indenture. Any replacement items that are permitted under the FF&E Facility Agreement and the Bank Credit Agreement to constitute FF&E Component Collateral shall constitute FF&E Collateral hereunder and shall be subject to the lien priorities set forth in Section 2.1 above.

            2.5.4    In connection with any release described in this Section 2.5, the FF&E Agent, the Bank Agent and/or the Indenture Trustee, as the case may be, agree to execute and deliver any documentation reasonably requested by the other Credit Parties to evidence such lien release.

3.    Rights and Limitation of Actions With Respect to the FF&E Collateral.

          3.1    Rights and Limitations Applicable to the Project Credit Parties.

            3.1.1    Subject to Section 3.1.2 below, neither the Bank Agent nor the Indenture Trustee shall, nor shall either such Credit Party authorize or direct any Person acting for it, or any

    Bank Lender or Second Mortgage Note Holder to, exercise any right or remedy with respect to any FF&E Component Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any FF&E Component Collateral including, without limitation, any right, remedy or action to:

  (a)
  remove the FF&E Component Collateral (except as permitted under Section 3.7 below);

  (b)
  exercise any collection rights in respect of the proceeds from the sale or other disposition of any FF&E Component Collateral;

  (c)
  exercise any right of set-off against any property constituting FF&E Component Collateral;

  (d)
  initiate any foreclosure or similar proceeding against any FF&E Component Collateral or take or accept any transfer of title in lieu of foreclosure upon any FF&E Component Collateral;

  (e)
  enforce any claim to the proceeds of insurance upon any FF&E Component Collateral, other than in accordance with the provisions of Section 4.3 hereof;

  (f)
  deliver any notice, claim or demand relating to the FF&E Component Collateral to any Person in the possession or control of any FF&E Component Collateral or acting as bailee, custodian or agent for a Project Secured Party in respect of any FF&E Component Collateral;

  (g)
  otherwise enforce any remedy available upon default for the enforcement of any lien upon the FF&E Component Collateral;

  (h)
  deliver any notice or commence any proceeding for any of the foregoing purposes; or

  (i)
  seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing.

            3.1.2    Notwithstanding Section 3.1.1 above, any right or remedy set forth in clauses (a) through (i) thereof may be exercised and any such action may be taken, authorized or instructed by the Bank Agent or the Indenture Trustee:

  (a)
  after Discharge of the FF&E Facility;

  (b)
  as necessary, to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of any FF&E Component Collateral remaining after the Discharge of the FF&E Secured Obligations in the event of foreclosure or other enforcement of any lien securing the FF&E Secured Obligations, so long as, in any of the foregoing cases, any such actions are not adverse to the grant, perfection, priority or enforcement of the liens upon the FF&E Component Collateral securing the FF&E Secured Obligations, the value of the FF&E Component Collateral or the rights of the FF&E Agent and the FF&E Lenders in and to the FF&E Component Collateral;

  (c)
  as necessary to perfect a subordinate lien upon any FF&E Component Collateral by any method of perfection except through possession or control;

  (d)
  subject to all the other provisions of this Agreement, as necessary to prove (but not enforce) the liens securing the Bank Secured Obligations or the Second Mortgage Notes Obligations upon the FF&E Component Collateral or as necessary to preserve or protect (but not enforce) such liens upon the FF&E Component Collateral (excluding any claim for adequate protection) in any manner that is not adverse to the grant, perfection, priority or enforcement of liens upon the FF&E Component Collateral securing the FF&E Secured Obligations, the value of the FF&E Component Collateral or the rights of the FF&E Agent and the FF&E Lenders in and to the FF&E Component Collateral; or

  (e)
  after obtaining the prior written consent of the FF&E Agent, which consent shall be subject to the FF&E Agent's sole discretion.

            3.1.3    Nothing in this Agreement or any other Financing Agreement shall:

  (a)
  impair as between the Company Group, on the one hand, and the Project Secured Parties, on the other hand, the obligation of the Company and all guarantors within the Company Group, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages (as defined in the Second Mortgage Notes Indenture), if any, in respect of the Bank Secured Obligations and the Second Mortgage Notes Secured Obligations in accordance with the terms of the Bank Financing Agreements and the Second Mortgage Notes Financing Agreements or any other obligation of the Company or any other Person within the Company Group under the Bank Financing Agreements and the Second Mortgage Notes Financing Agreements;

  (b)
  affect the relative rights of the Project Secured Parties and creditors of the Company (other than the FF&E Agent and the FF&E Lenders);

  (c)
  restrict the right of the Project Secured Parties to sue for payments that are then due and owing or accelerate the Bank Secured Obligations or the Second Mortgage Notes Secured Obligations; or

  (d)
  prevent the Project Secured Parties from exercising any rights or remedies any of them may have against the Company or any Person within the Company Group, subject however, in all cases, to the rights of the FF&E Agent and the FF&E Lenders in respect of the FF&E Collateral hereunder and the obligations of the Project Secured Parties hereunder.

          3.2    Rights and Limitations Applicable to the FF&E Agent and the FF&E Lenders.

            3.2.1    Subject to Section 3.5 below, the FF&E Agent and the FF&E Lenders shall have the exclusive right to manage, perform and enforce the terms of the FF&E Security Documents with respect to all FF&E Component Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion and exercise of their business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (a) through (i) of Section 3.1.1 above. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing under the FF&E Facility, the FF&E Agent shall have the right to (i) enter the Project's real property for the purpose of inspecting, maintaining or protecting the FF&E Component Collateral and (ii) without causing material damage the Hotel/Casino Collateral (other than any such material damage which has been repaired), remove the FF&E Component Collateral (including all records and other documentation relating thereto) and take such additional steps as are reasonably necessary or appropriate to prepare such FF&E Component Collateral for a foreclosure sale or other exercise of remedies with respect to such FF&E Component Collateral under the FF&E Facility Agreement. The FF&E Agent agrees to repair any damage caused to the Hotel/Casino Collateral in connection with its removal of any FF&E Collateral.

        In connection with any of the actions taken by the FF&E Agent or the FF&E Lenders in accordance with this Section 3.2.1, subject to Section 3.8, the Project Credit Parties waive any and all rights to affect the method or challenge the appropriateness of any action by the FF&E Agent or the FF&E Lenders with respect to the FF&E Component Collateral and hereby consent to each of the FF&E Agent and the FF&E Lenders exercising or not exercising such rights and remedies as if no lien upon the FF&E Component Collateral securing the Bank Secured Obligations or the Second Mortgage Notes Secured Obligations, as the case may be, existed, except only that the Project Credit Parties reserve all rights granted by law (i) to request or receive notice of any sale of FF&E Component Collateral in foreclosure of any lien upon the FF&E Component Collateral securing the FF&E Secured

Obligations and (ii) after the Discharge of the FF&E Facility, to redeem any FF&E Component Collateral or enforce any right to claim, take or receive proceeds of FF&E Component Collateral then remaining.

            3.2.2    The FF&E Agent and the FF&E Lenders may at any time and from time to time, without the consent of or notice to the Project Credit Parties but subject to any applicable Standstill Period and to the provisions of Section 4.2, without incurring any responsibility or liability to such Project Credit Parties and without in any manner prejudicing, affecting or impairing the ranking or priority of the liens and the security interests in the FF&E Component Collateral created by the FF&E Security Documents or the rights and obligations of the Credit Parties hereunder:

  (a)
  make loans and advances to the Company Group or any Person within the Company Group or issue, guaranty or obtain letters of credit for the account of the Company Group or any Person within the Company Group or otherwise extend credit to the Company Group or any Person within the Company Group in any amount (subject to the provisions of the Bank Credit Agreement and the Second Mortgage Notes Indenture relating to the maximum amount of indebtedness) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any Potential Event of Default or Event of Default or failure of condition is then continuing;

  (b)
  change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or, subject to Section 8.13 hereof, refinance (as permitted in Section 8.13 below), any FF&E Secured Obligations or any agreement, guaranty or obligation of the Company Group or any Person within the Company Group or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any FF&E Secured Obligations or any such agreement, guaranty or obligation;

  (c)
  increase or reduce the amount of any FF&E Secured Obligation (subject to the provisions of the Bank Credit Agreement and the Second Mortgage Notes Indenture relating to the maximum amount of indebtedness) or reduce the interest, premium, fees or other amounts payable in respect thereof;

  (d)
  release or discharge any FF&E Secured Obligation or any guaranty thereof or any agreement or obligation of the Company Group or any Person within the Company Group or any other Person with respect thereto;

  (e)
  take or fail to take any first priority lien in any FF&E Component Collateral or take or fail to take any action which may be necessary or appropriate to ensure that any lien upon the FF&E Component Collateral securing an FF&E Secured Obligation is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any FF&E Component Collateral are applied to the payment of any FF&E Component Secured Obligation or any other obligation secured thereby;

  (f)
  release, discharge or permit the lapse of any or all liens securing a FF&E Secured Obligation or any other liens upon any property at any time;

  (g)
  exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any guarantor or any FF&E Component Collateral or any right or power under the FF&E Security Documents and hereunder and apply any payment or proceeds of collateral in any order of application; or

  (h)
  sell, exchange, release, foreclose upon or otherwise deal with the FF&E Component Collateral.

            3.2.3    Except for its gross negligence or willful misconduct, no (a) exercise, delay in exercising or failure to exercise any right arising under the FF&E Security Documents or this Agreement, (b) act or omission of the FF&E Agent or any FF&E Lender in respect of the Company Group or any Person within the Company Group or any other Person or FF&E Component Collateral or any right arising under the FF&E Security Documents and hereunder, (c) change, impairment, or suspension of any right or remedy of the FF&E Agent or any FF&E Lender with respect to the FF&E Component Collateral, or (d) other act, failure to act, circumstance, occurrence or event, including, without limitation, the acts listed in Section 3.2.2 above, which, but for this provision, would or could act as a release or exoneration of the agreements or obligations of the Project Credit Parties hereunder shall in any way affect, decrease, diminish or impair any of such agreements or obligations, including, without limitation, the lien subordination provisions set forth in Sections 2.1 and 3.1.

          3.3    Certain Waivers by the Project Secured Parties.    To the fullest extent permitted by law, until Discharge of the FF&E Secured Obligations, each Project Secured Party waives and agrees not to assert or enforce:

  (a)
  any right of subrogation to the rights or interests of the FF&E Agent or the FF&E Lenders in the FF&E Component Collateral or any claim or defense based upon impairment of any such right of subrogation;

  (b)
  any right of marshalling accorded to a junior lienholder in the FF&E Component Collateral, as against a priority lienholder in such Collateral, under equitable principles; and

  (c)
  any statutory right of appraisal or valuation of the FF&E Component Collateral accorded to a junior lienholder in a proceeding to foreclose a senior lien,

in each case, that otherwise may be enforceable in respect of any lien upon the FF&E Component Collateral securing the Bank Secured Obligations or the Second Mortgage Notes Secured Obligations as against the FF&E Agent or the FF&E Lenders; provided, however, that the foregoing shall not be construed as reducing or otherwise negating the obligation of the Company Group to pay, as part of the Bank Secured Obligations and the Second Mortgage Notes Secured Obligations any amounts advanced by the Bank Lenders or the Secured Mortgage Note Holders to pay any portion of the FF&E Secured Obligations.

          3.4    Notification of Events of Default.    Each Credit Party hereby agrees, for the benefit of each other Credit Party, to use its best efforts to provide or cause the Company to provide written notice to each other Credit Party as promptly as practicable after obtaining actual knowledge of the occurrence of an Event of Default under its respective Facility. No Credit Party shall have any liability to another for failing to provide or cause to be provided any such notice, but such release from liability shall not relieve the FF&E Agent's and the FF&E Lenders' obligation to restrain from the Exercise of Remedies until the expiration of the Standstill Period in accordance with and subject to the provisions of Section 3.5.

          3.5    FF&E Standstill Period.

            3.5.1    The delivery by the FF&E Agent or the Company to the Bank Agent and the Indenture Trustee of the notice referred to in Section 3.4 with respect to the occurrence of an Event of Default under the FF&E Facility Agreement, which notice references the commencement of the Standstill Period, shall, subject to the provisions of Section 3.5.3, commence a standstill period of 30 days (as may be extended pursuant to the terms of Section 3.5.2 below, the "Standstill Period"). Until the expiration of such Standstill Period:

  (a)
  unless otherwise agreed in writing by the Project Credit Party Agent, the FF&E Agent agrees not to Exercise Remedies (except and to the extent that such Exercise of Remedies is necessary to prevent the expiration of any applicable statute of limitations) unless (x) the Bank Agent or the Indenture Trustee Exercises Remedies (except and to the extent that such Exercise of Remedies is necessary to prevent the expiration of any applicable statute of limitations) or (y) an Insolvency or Liquidation Proceeding has commenced or been initiated with respect to the Company or any other Loan Party; and

  (b)
  if (i) all Events of Default under the FF&E Facility Agreement are cured (or waived to the satisfaction of the FF&E Lenders), (ii) all Events of Default under the Bank Credit Agreement are cured (or waived to the satisfaction of the Bank Lenders) and (iii) the Bank Agent notifies the FF&E Agent that the Bank Credit Agreement will be reinstated and that funding under the Bank Credit Agreement will recommence, the FF&E Agent agrees to reinstate the FF&E Facility Agreement and recommence funding thereunder in accordance with the terms of such FF&E Facility Agreement and the Disbursement Agreement.

            3.5.2    So long as all interest, fees, indemnities and expenses of the FF&E Agent and the FF&E Lenders under the FF&E Financing Agreements are brought current on or before the 15th day following the commencement of the Standstill Period and thereafter kept current through the expiration of the Standstill Period (as may be extended pursuant to this paragraph), then (a) with respect to a Standstill Period commencing prior to the Completion of the Project, such Standstill Period shall be extended for a period of 30 days from the date on which such Standstill Period was to expire and (b) with respect to a Standstill Period commencing after the Completion of the Project, such Standstill Period shall be extended for a period of 15 days from the date on which such Standstill Period was to expire.

            3.5.3    The provisions of this Section 3.5 shall apply only to (a) the first Event of Default occurring under the FF&E Facility Agreement prior to the Completion of the Project in respect of which the Bank Agent and the Indenture Trustee receive a notice commencing the Standstill Period and (b) the first Event of Default occurring under the FF&E Facility Agreement after the Completion of the Project in respect of which the Bank Agent and the Indenture Trustee receive a notice commencing the Standstill Period; provided, however, that any Event of Default as to which, pursuant to the FF&E Facility Agreement and the vote of the applicable FF&E Lenders thereunder, the FF&E Lenders will exercise remedies only against the Aircraft Collateral and accelerate only the Aircraft Secured Obligations, shall not be taken into account for purposes of the foregoing.

          3.6    Limitation of Liability.

            3.6.1    Except as expressly set forth herein, no Credit Party will have any duty, express or implied, fiduciary or otherwise, to any other Credit Party.

            3.6.2    To the maximum extent permitted by law, each Project Credit Party waives any claim it may have against the FF&E Agent or any FF&E Lender with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the FF&E Agent or such FF&E Lender or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the FF&E Component Collateral or any transaction relating to the FF&E Component Collateral and each Project Credit Party agrees that except as specifically provided herein the FF&E Agent and FF&E Lenders shall be entitled to manage and exercise their rights and remedies with respect to the FF&E Collateral in the manner they deem appropriate; provided that the foregoing shall not exculpate the FF&E Agent or any FF&E Lender from any liability arising out of the gross negligence or willful misconduct of the FF&E Agent or such FF&E Lender, as the case may be, or any of their respective directors, officers, employees or agents. Neither the FF&E Agent nor any FF&E Lender nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the FF&E

    Component Collateral or for any delay in doing so; provided that the foregoing shall not exculpate the FF&E Agent or any FF&E Lender from any liability arising out of the gross negligence or willful misconduct of the FF&E Agent or any such FF&E Lender, as the case may be, or any of their respective directors, officers, employees or agents, nor will the FF&E Agent or any FF&E Lender be under any obligation to sell or otherwise dispose of any FF&E Component Collateral upon the request of any Person within the Company Group or upon the request of any Project Credit Party or any other Person or to take any other action whatsoever with regard to the FF&E Component Collateral or any part thereof.

          3.7    Cooperation with Foreclosure Purchaser.    Each of the Bank Agent and the Indenture Trustee agree to cooperate with any Person that acquires the FF&E Component Collateral in a foreclosure proceeding or other sale proceeding to remove the FF&E Component Collateral from the Project. After any such foreclosure or other sale proceeding and if the FF&E Agent or such other purchaser has not removed the FF&E Component Collateral within forty-five (45) days following such foreclosure or other sale, then pending such removal by the FF&E Agent or such purchaser the Project Credit Party Agent may, at the cost and expense of the Secured Parties under its Facility, and in a manner reasonable satisfactory to the FF&E Agent or such other purchaser, remove such FF&E Component Collateral from the Project and store and insure the same for the FF&E Agent or such other purchaser in a manner reasonably satisfactory to such party. The FF&E Agent or such other purchase shall be required to pay the costs of such storage and insurance from and after the 91st day following such foreclosure or other sale.

          3.8    Obligations of Project Credit Parties Limited to their Capacities as Junior Lien Holders.    Each Credit Party acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or the other Financing Agreements, the provisions of Section 3 and Section 5 of this Agreement apply to the Bank Agent, the Bank Lenders, the Indenture Trustee and the Second Mortgage Note Holders solely in their respective capacities as holders of liens secured by the FF&E Component Collateral. Nothing in Section 3 or Section 5 of this Agreement or the other Financing Agreements shall prevent or preclude the Bank Agent, the Bank Lenders, the Indenture Trustee or the Second Mortgage Note Holders from taking any action or asserting rights or claims which such parties may be entitled to take or assert in any other capacity (including, without limitation, any action or assertion of rights as holders of liens on and security interests in any Collateral pledged by any Person within the Company Group to such Credit Parties (other than the FF&E Component Collateral) and as holders of unsecured claims against the Company or any Person within the Company Group). Except as provided in Section 2 and Section 3.5 above, nothing in this Agreement or the other Financing Agreement shall prevent or preclude the FF&E Agent from taking any action or asserting any rights or claims which it may be entitled to take or assert as the holder of unsecured claims against the Company or any Person within the Company Group.

4.    Other Intercreditor Provisions.

          4.1    Waiver of Provisions Under Financing Agreements.    Any Credit Party may, without the consent of any other Credit Party, defer any payments due under its Facility or waive any provisions thereof.

          4.2    Amendments of Financing Agreements.    Each of the FF&E Agent and the FF&E Lenders, the Bank Agent and the Bank Lenders and the Indenture Trustee and the Second Mortgage Note Holders (subject, in the case of the Indenture Trustee and the Second Mortgage Note Holders, to the Project Lenders Intercreditor Agreement) shall be permitted to enter into amendments, modifications and supplements with the Company Group of their respective Financing Agreements without the consent of any other party, including during any Standstill Period, except for amendments, modifications or supplements (i) increasing the applicable interest rate or fees, (ii) changing (to earlier or more frequent dates) the dates upon which payments of principal or interest are due thereon (iii) in the case of the FF&E Facility, (a) readjusting the amortization schedules of the indebtedness as between FF&E Component Secured Obligations and the other FF&E Secured Obligation so as to reduce the amortization of the FF&E Component Secured Obligations relative to the amortization of the other FF&E Secured Obligations or (b) permit to be prepaid or allocate to the FF&E Component Secured Obligations less than a pro rata portion of any prepayment made under the FF&E Facility (except for (A) prepayments made with the proceeds from the sale, disposition or casualty event with respect to a portion of the Collateral, which shall be used to prepay the obligations related to such Collateral and (B) refinancings permitted under the Financing Agreements and Section 8.13 hereof), (iv) reducing the amount of the lending commitments thereunder at any time prior to Completion, (v) changing the redemption, prepayment, or defeasance provisions thereof, (vi) amend Section 7.5(e) of the Bank Credit Agreement or Section 7.5(e) of the FF&E Facility Agreement so as to reduce the aggregate fair market value of Property which the Company is permitted to dispose of in any Fiscal Year (as defined in each such Facility Agreement) or (vii) which (a) in the case of the Bank Credit Facility, have the effect of prohibiting, limiting or restricting the prepayments of the FF&E Facility allowed pursuant to Section 7.9(a) of the Bank Credit Agreement and (b) in the case of the FF&E Facility, have the effect of prohibiting, limiting or restricting the prepayments of the Bank Credit Facility allowed pursuant to Section 7.9(a) of the FF&E Facility Agreement, each of which amendments, modifications or supplements described in clauses (i) through (vi) above shall require the consent of the FF&E Agent and the Bank Agent.

          4.3    Provisions Relating to Events of Loss and Loss Proceeds.

            4.3.1    Upon the occurrence of an Event of Loss, the FF&E Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards relating to FF&E Collateral and the Project Credit Party Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards relating to any Collateral other than FF&E Collateral.

            4.3.2    Any Loss Proceeds received prior to Final Completion shall, to the extent permitted by the Disbursement Agreement, be applied towards repair or restoration of the Project in accordance with the Disbursement Agreement.

            4.3.3    The Credit Parties acknowledge that, from and after Final Completion, the Project Credit Party Agent is the loss payee under the Company's and the other Loan Parties' insurance policies and will receive and hold all Loss Proceeds payable to the Company or the other Loan Parties. Each of the Bank Agent and the Indenture Trustee hereby covenants and agrees, for so long as each such party is the Project Credit Party Agent, to hold any Loss Proceeds so received in accordance with the terms hereof and to apply the same only as provided hereunder.

            4.3.4    Any Loss Proceeds received prior to Final Completion which are not permitted to be applied towards repair or restoration of the Project and any Loss Proceeds received after Final Completion shall be applied as follows:

    (i)
    if (A) all or any portion of such Loss Proceeds have been allocated by the payor thereof among the assets or property to which such Event of Loss relates or (B) such Loss Proceeds result from an Event of Loss involving exclusively a specific category of Collateral (for example, the Aircraft Collateral, the FF&E Component Collateral or the Hotel/Casino Collateral), such Loss Proceeds shall be paid over to the Credit Party with a prior lien priority in such assets or property as more specifically set forth in Section 2 of this Agreement; and

    (ii)
    any Loss Proceeds remaining after application of the preceding clause shall be allocated among the assets or property to which such Event of Loss relates in proportion to the magnitude of the losses (after giving effect to any allocation under clause (i) above) experienced by such assets or property based upon the diminution in value to such assets or property as a consequence of such Event of Loss. Upon completion of such allocation, the applicable Loss Proceeds shall be paid over to the applicable Credit Party with a prior lien priority in such assets or property as more specifically set forth in Section 2 of this Agreement.

            4.3.5    To the extent the Company is allowed and elects to restore or replace any FF&E Component Collateral using Loss Proceeds, only such restored or replacement items the cost of which is funded entirely with Loss Proceeds allocated to the FF&E Collateral in accordance with the principles of Section 4.3.4 above shall constitute FF&E Component Collateral hereunder and shall be subject to the lien priorities set forth in Section 2.1 above.

          4.4    Responsibility for Staying Informed.    Each Credit Party and the Lenders on whose behalf it is acting shall be responsible for keeping themselves informed of the financial condition of the Company Group and all other circumstances bearing upon the risk of nonpayment of the FF&E Secured Obligations, the Bank Secured Obligations or the Second Mortgage Note Secured Obligations, as the case may be. Except as set forth in Section 3.4 and 3.5, no Credit Party shall have any duty to advise any other Credit Party of information regarding such condition or circumstances or as to any other matter. If any Credit Party or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Credit Party or Lender it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, or undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

5.    Insolvency or Liquidation Proceedings.

          5.1    Right to File Involuntary Bankruptcy.    Except as set forth in Section 3.5 with respect to the FF&E Agent and the FF&E Lenders during any Standstill Period, any Secured Party shall be entitled, at any time and upon its sole discretion, to initiate or join as a petitioning creditor in an involuntary Insolvency or Liquidation Proceeding against any Person within the Company Group.

          5.2    Certain Agreements and Consents by the Project Credit Parties

            5.2.1    At no time shall the Project Credit Parties solely in their respective capacities as junior lienholders with respect to the FF&E Component Collateral:

  (a)
  oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of a lien upon the FF&E Component Collateral securing the FF&E Secured Obligations made by any holder of FF&E Secured Obligations in any Insolvency or Liquidation Proceeding;

  (b)
  oppose or otherwise contest any exercise by any holder of FF&E Secured Obligations of the right to credit bid any portion of the FF&E Component Secured Obligations at any sale in foreclosure of a lien upon the FF&E Component Collateral securing the FF&E Secured Obligations; or

  (c)
  oppose or otherwise contest any other request for judicial relief made in any court by any holder of FF&E Component Secured Obligations relating to the enforcement of any lien upon the FF&E Component Collateral securing such Obligations.

            5.2.2    The Project Credit Parties will not assert or enforce any claim under §506(c) of the United States Bankruptcy Code with respect to their liens upon the FF&E Component Collateral securing the FF&E Secured Obligations for costs or expenses of preserving or disposing of any FF&E Component Collateral.

6.    Default Payoff Option.

        The FF&E Agent hereby grants the Eligible Payor the right (without any obligation) to pay off in cash, at any time when an Event of Default has occurred and is continuing under the FF&E Facility Agreement, all, but not less than all, of the principal of and interest on all FF&E Component Secured Obligations outstanding at the time of payment. The pay off amount shall be equal to 100% of the principal amount and accrued interest outstanding on the FF&E Component Secured Obligations on the date of payment (including fees and interest accruing after the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the FF&E Facility Agreement (regardless of whether such item is an allowed claim under applicable law) and any costs of collection) plus all other FF&E Component Secured Obligations (including any LIBOR breakage costs but excluding any prepayment or acceleration penalty or premium) then unpaid. Upon receipt of such payment in cash, all commitments under the FF&E Facility shall terminate and the FF&E Agent and the FF&E Lenders shall release their liens on and security interests in the FF&E Component Collateral in accordance with Section 2.5 above.

7.    Representations and Warranties.

        Each Credit Party represents and warrants to each other Credit Party as follows:

          7.1    Organization.spm]It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

          7.2    Authorization.    All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

          7.3    Binding Agreement.    It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such party enforceable in accordance with its terms and subject to (a) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (b) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

          7.4    No Consent Required.    To the best of its knowledge, no consent of any other party and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

          7.5    No Conflict.    None of the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of the organizational or governing documents, if any, of such party; (b) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such party is a party or to which any of its properties are subject; (c) to the best of its knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument; (d) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets, or business of such party; or (e) to the best of its knowledge, constitute a violation by such party of any statute, law, or regulation that is applicable to such party.

8.    Miscellaneous Provisions.

          8.1    Notices; Addresses.    Any communications among the Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the Bank Agent:	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019
Attn:

	Phone:	(646) 324-2112
	Fax:	(646) 324-7450
If to the Indenture Trustee:	Wells Fargo Bank, National Association, as Indenture Trustee MAC: N303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479
	Attn:	Michael Slade
	Phone:	(612) 667-0266
	Fax:	(612) 667-2160
If to the FF&E Agent	Wells Fargo Bank Nevada, National Association c/o Wells Fargo Bank Northwest, National Association 299 South Main Street, 12th Floor Salt Lake City, Utah 94111
	Attn:	Corporate Trust Services MAC: U1228-120
	Phone:	(801) 246-5630
	Fax:	(801) 246-5053

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

          8.2    Further Assurances.    Each Credit Party (a) shall deliver to each other Credit Party, to the Disbursement Agent and to the Securities Intermediary such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (b) shall fully cooperate with each other, with the Disbursement Agent and with the Securities Intermediary, and (c) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement.

          8.3    Waiver.    Any waiver, permit, consent or approval or any kind or character on the part of any of the Credit Parties under this Agreement or any waiver on the part of any of the Credit Parties of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

          8.4    Entire Agreement.    This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the Credit Parties, in the event of any conflict between the terms of this Agreement and the terms of the Disbursement Agreement, the terms of this Agreement shall control.

          8.5    Governing Law.    This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

          8.6    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

          8.7    Headings.    Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          8.8    Limitations on Liability.    No claim shall be made by any Credit Party or any of its Affiliates against any other Credit Party, the Disbursement Agent, the Securities Intermediary or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each Credit Party hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          8.9    Consent to Jurisdiction.    Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Credit Party, accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation System Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including judicial or non-judicial foreclosure of real property interests which are part of the

  Collateral. Each Credit Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

          8.10    Successors and Assigns.    The provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall terminate upon the earlier to occur of (a) Discharge of both the Bank Facility and the Second Mortgage Notes and (b) the Discharge of the FF&E Facility.

          8.11    Counterparts.    This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Credit Parties listed below shall constitute a single binding agreement.

          8.12    No Third Party Beneficiaries.    Except for the Bank Lenders, the Second Mortgage Note Holders, the FF&E Agent, the FF&E Lenders, the Disbursement Agent and the Securities Intermediary, the Credit Parties do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, the Company or any of its Affiliates) nor shall this Agreement be construed to make or render any Credit Party liable to any third party (including, without limitation, the Company or any of its Affiliates) for the performance or failure to perform any obligations hereunder.

          8.13    Refinancing; Amendment for New Credit Parties.    Upon (a) any refinancing in whole or in part of any Facility or (b) if any Credit Party deems necessary, the incurring of other Indebtedness of the Company (subject in each case to the terms of this Agreement and the rights of the existing Credit Parties under their respective Financing Agreements with respect to any such refinancing or other Indebtedness), any such new lender shall be bound by the terms of this Agreement and each Credit Party hereby agrees to execute and deliver an amendment to this Agreement with such new lender, or an agent or trustee on its behalf, to make such Person a Credit Party hereunder. No more than one partial refinancing shall be permitted with respect to each Facility, it being understood however that once a Facility is partially refinanced, the foregoing limitation shall not apply to refinancings in whole of the parts so refinanced.

          8.14    Trust Indenture Act.    The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.

          8.15    Reinstatement.    If the payment of any amount applied to any FF&E Component Secured Obligation is later avoided, rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

  (a)
  to the fullest extent lawful, all claims for the payment of such amount as FF&E Component Secured Obligations and, to the extent securing such claims, all such liens upon such FF&E Component Collateral granted under the FF&E Security Documents will be reinstated and entitled to the benefits hereof, and

  (b)
  if a Discharge of the FF&E Facility became effective prior to such reinstatement, all obligations of the Project Credit Parties that were terminated as a result of such Discharge of the FF&E Facility shall be concurrently reinstated to the extent such claims and liens upon the FF&E Component Collateral granted under the FF&E Security Documents are reinstated, beginning on such date but prospectively only (and not retroactively), as though no FF&E Component Secured Obligations or liens upon such FF&E Component Collateral granted under the FF&E Security Documents had been outstanding at any time prior to such date and will remain effective until the claims for such amount are paid in full in cash.

          8.16    Interaction with Project Lenders Intercreditor Agreement.    As between the Bank Agent and the Indenture Trustee, nothing in this Agreement shall reduce, relieve or otherwise discharge the obligations of the Indenture Trustee, the Second Mortgage Note Holders, the Bank Agent and the Bank Lenders under the Project Lenders Intercreditor Agreement.

          8.17    Attorneys' Fees.    Unless paid by the Company Group, the prevailing party in any dispute or controversy hereunder shall be entitled to an award of its reasonable attorneys' fees.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Credit Parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.

Bank Agent:
DEUTSCHE BANK TRUST COMPANY AMERICAS, a
By:

Name:

Title:

Indenture Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:

Name:

Title:

FF&E Agent:
WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, a national banking association
By:

Name:

Title:

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FORM OF INTERCREDITOR AGREEMENT
FORM OF INTERCREDITOR AGREEMENT (FF&E)